Exhibit 10.2 (e)

FIFTH AMENDMENT AND CONSENT AGREEMENT

     THIS FIFTH AMENDMENT AND CONSENT AGREEMENT (this “Amendment”) is entered into as of April 15, 2005 (the “Amendment Date”), among ALLIED CAPITAL CORPORATION, a corporation organized under the laws of the State of Maryland (“Borrower”), the Requisite Lenders under the Credit Agreement (hereinafter defined), and BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”) for the Lenders under the Credit Agreement (hereinafter defined).

R E C I T A L S

     A. Borrower, Administrative Agent, and certain other Agents and Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of April 18, 2003, as amended by that certain First Amendment to Credit Agreement dated as of October 6, 2003, that certain Second Amendment to Credit Agreement dated as of December 17, 2003, that certain Third Amendment to Credit Agreement dated as of May 28, 2004, and that certain Fourth Amendment to Credit Agreement dated as of March 29, 2005 (the “Credit Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Credit Agreement; all Section references are to Sections in the Credit Agreement; and all Paragraph references are to Paragraphs in this Amendment.

     B. Borrower proposes to reorganize its Small Business Investment Company subsidiary, Allied Investment Corporation, currently a Maryland corporation (“AIC”), into Allied Investments, L.P., a Delaware limited partnership (“New L.P.”). In order to accomplish this proposed reorganization, Borrower will form Allied Investments, LLC, a new Delaware limited liability company, and wholly-owned subsidiary of Borrower (“New GP”) to act as the general partner of New L.P. New GP and Borrower will then form New L.P., with New GP holding a 1% general partnership interest and Borrower holding a 99% limited partnership interest in New L.P. AIC will then be merged into New L.P., and the New L.P. shall be the surviving entity in the merger. New L.P. will then be a wholly-owned subsidiary of Borrower, and will continue to be an “eligible portfolio investment company” and, therefore, a qualifying asset, of Borrower for purposes of compliance with the BDC requirements.

     C. AIC is currently seeking the written consent of the United States Small Business Administration (“SBA”) to the proposed reorganization in order to allow for the transfer of AIC’s existing Small Business Investment Company license to New L.P. by reason of the merger described in Recital B above.

     D. Subject to the receipt of the consent of Administrative Agent, Swing Line Lender, LC Issuer and Requisite Lenders, Borrower proposes that the New L.P. will not elect to be (i) a “business development company” under the Investment Company Act of 1940 (“BDC”), or (ii) taxed as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986 (“RIC”).

     E. In connection with the consummation of the transactions set forth in Recitals B, C, and D above (the “Proposed Reorganization”), Borrower is requesting that Administrative Agent Swing Line Lender, LC Issuer and Requisite Lenders consent to the Proposed Reorganization and agree to certain amendments of Section 6.1(t) and Section 7.11 of the Credit Agreement; and Administrative Agent, Swing Line Lender, LC Issuer and Requisite Lenders are willing to grant such consent and agree to such amendments subject to the terms, conditions, and representations set forth herein:

     NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

Paragraph 1. Consent to Proposed Reorganization. On the Effective Date (hereinafter defined), Requisite Lenders, Swing Line Lender, LC Issuer and Administrative Agent hereby consent to the Proposed Reorganization, notwithstanding any non-compliance with Section 6.1(t) or Section 7.11 of the existing Credit Agreement, which are being amended herein.

Paragraph 2. Amendments. In connection with the Proposed Reorganization, Borrower has requested that, on the Effective Date of the Amendment (as defined herein), Administrative Agent, Swing Line Lender, LC Issuer and Requisite Lenders agree to amend the Credit Agreement to (i) delete the requirement under Section 6.1(t) that AIC qualify as a RIC, and (ii) delete the requirement under Section 7.11 that AIC at all times maintain its status as a RIC, and as a BDC. Accordingly, Administrative Agent, Swing Line Lender, LC Issuer and Requisite Lenders agree to amend the Credit Agreement as follows:

2.1 Section 6.1(t) shall be amended to delete the requirement that AIC qualify as a RIC, and as amended shall read as follows:

“(t) RIC Status. Borrower qualifies as a RIC.”

2.2 Section 7.11 shall be amended to delete the requirement that AIC at all times maintain its status as a RIC, and as a BDC, and as amended shall read as follows:

“7.11 Status of RIC and BDC. At all times maintain its status as a RIC under the Internal Revenue Code, and as a “business development company” under the Investment Company Act.”

Paragraph 3. Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Effective Date”):

(a) Borrower shall have delivered a certificate signed by an authorized officer, in form and substance reasonably satisfactory to Administrative Agent, that the representations and warranties contained in Paragraph 5 below are true and correct;

(b) No Default or Event of Default exists under the Loan Documents both before and after giving effect to the Proposed Reorganization;

(c) Administrative Agent shall have received counterparts of this Amendment executed by Borrower, Swing Line Lender, LC Issuer and Requisite Lenders, and no Lender has withdrawn its consent thereto;

(d) Borrower shall have delivered to Administrative Agent evidence reasonably satisfactory to Administrative Agent confirming that (i) Borrower has all right and power, and has taken all necessary actions required under its organizational documents to form New GP and New L.P. and to become the limited partner of New L.P., and (ii) New GP and New L.P. have been duly formed, are validly existing and in good standing under the jurisdictions of their formation;

(e) Borrower shall have delivered to Administrative Agent evidence reasonably satisfactory to Administrative Agent that (i) AIC and New L.P. have the right and power, and (ii) have taken all necessary actions required under their respective organizational documents, to authorize the Proposed Reorganization, including, but not limited to, the merger of AIC into New L.P.;

(f) Borrower shall have delivered to Administrative Agent (i) a copy of the executed merger agreement (and any amendments thereto), and (ii) a certified copy the Certificate of Merger as filed with the Secretary of State of Delaware, evidencing the merger of AIC into New L.P.; and

(g) Borrower shall have delivered to Administrative Agent a copy of the SBA’s consent (the “Consent”) to the Proposed Reorganization, and evidence that all conditions set forth in such Consent, if any, to the transfer of the SBA’s Small Business Investment Company license from AIC to New L.P. with respect to the Proposed Reorganization have been satisfied.

Paragraph 4. Acknowledgment and Ratification. As a material inducement to Administrative Agent, Swing Line Lender, LC Issuer and the Requisite Lenders to execute and deliver this Amendment, Borrower (i) consents to the agreements in this Amendment and (ii) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the obligations of Borrower under the Credit Agreement, or other Loan Documents, as amended hereby.

Paragraph 5. Representations and Warranties. As a material inducement for Administrative Agent, Swing Line Lender, LC Issuer and Requisite Lenders to consent to the Proposed Reorganization and enter into this Amendment, Borrower hereby represents and warrants to such parties (with the knowledge and intent that Swing Line Lender, LC Issuer, Requisite Lenders and Administrative Agent are relying upon the same in consenting to the Proposed Reorganization and consenting to this Amendment) that as of the Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties in the Credit Agreement and in all other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions permitted by the Loan Documents; (b) no Default or Event of Default exists under the Loan Documents; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms; (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any Governmental Approval, other than such as have been obtained and are in full force and effect, or violate any Applicable Law relating to Borrower or any Subsidiary; (ii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or the bylaws of Borrower or the organizational documents of any Subsidiary, or any indenture, agreement, or other instrument to which Borrower or any Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or any Subsidiary; (e) the description of the Proposed Reorganization in Recital B accurately reflects the reorganization as effected concurrently with the Effective Date, (f) New L.P. is a wholly-owned subsidiary of Borrower, and will continue to be an “eligible portfolio investment company” and therefore, a qualifying asset, of Borrower for purposes of compliance with the BDC requirements; (g) the Proposed Reorganization has been conducted in the ordinary course of business of, and pursuant to the reasonable requirements of, the business of Borrower and its Subsidiaries party thereto and upon fair and reasonable terms which are no less favorable to Borrower or any such Subsidiary that would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; and (h) the Borrower is in pro forma compliance with Sections 9.1(a) and (d) of the Credit Agreement.

Paragraph 6. Costs and Expenses. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Administrative Agent for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment.

Paragraph 7. Miscellaneous.

     7.1 This Amendment is a “Loan Document” referred to in the Credit Agreement, and the provisions of Section 12 of the Credit Agreement are incorporated herein by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under New York law, and (d) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     7.2 The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lenders under any Loan Document, nor constitute a waiver under any of the Loan Documents.

Paragraph 8. Entirety. this written Amendment represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreement of the parties. There are no unwritten oral agreements among the parties.

Paragraph 9. Parties. This Amendment binds and inures to Borrower, Administrative Agent, Swing Line Lender, LC Issuer, Lenders, and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

Remainder of Page Intentionally Blank.
Signature Pages Follow.

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